EXHIBIT 99


News Release
Source: China Wireless Communications, Inc.

China Wireless Signs Distributor Agreement With Tsinghua Unis Bitway Networking Technology Co. Ltd. To Develop The Network Products Market.

China Wireless Adds New Board Member

DENVER, CO October 7, 2003/PRNewswire-FirstCall --China Wireless Communication, Inc. (OTC Bulletin Board: CWLC) announces that the company has signed a distributor agreement with Tsinghua Unis Bitway Networking Technology Co., Ltd. to sell network security products. The Board of Directors is also pleased to announce the appointment of Mr. Henry Zaks to the Board of Directors.

CWLC provides one-stop wireless internet services in China with Tsinghua Unis Bitway Network Company. Providing network security systems in the Chinese computing environment is one of the key elements in CWLC's business. CWLC and its customers in China will not only benefit from Unis Bitway's wide-range of reliable and custom-configured security systems including Unis Bitway's network switch and router, but immediate local support services.

Mr. Kent Lam, the President of CWLC's Beijing operating subsidiary states, "This agreement will provide diversity in our systems integration capability as well as add value to our suite of products being delivered in China. We expect to penetrate new markets in China as well as increase our revenue with our exiting customer base."

Henry Zaks Joins China Wireless Communications' Board:

Henry Zaks joins the Board of China Wireless bringing a diverse background of solid business experience including senior level management, marketing, strategic business development, and negotiation skills. Henry Zaks is President of Zaks-Shane, LTD; a Wisconsin based organization that specializes in marketing business-to-business solutions to both corporations and small companies. He has over 30 years as a sales professional, and is renowned as a marketing expert. In his last business endeavor, Mr. Zaks generated over $200,000,000 in annual transactions. In addition, he supported the sales and marketing efforts of over 6,000 independent distributors and sales agents. Because of his vast knowledge and experience in marketing and sales, he adds extraordinary value to a business' promotional efforts.


About Tsinghua Unis Bitway Networking Technology Co., Ltd.

Tsinghua Unis Bitway, founded in 2000, is a high-tech enterprise supported by the prestigious Tsinghua University of China. It is devoted to R&D of network communications equipment using a unique operation system provides network


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connection equipment and network value-added equipment for government, educational institute and other industrial users. Tsinghua Unis Bitway Network Technology Co. Ltd. is one of China's successful domestic network system and equipment manufacturer. Unis specializes in providing multi-level firewall and email security system that are best fit for individual and large business Chinese computing.


About China Wireless Communications:

China Wireless Communications, Inc. based in Denver, CO develops, installs and markets wireless broadband networks and provides internet access in Beijing, China. Using the most advanced wireless technology China Wireless provides the `last mile' connection between their telecommunications partners and customers. The Company is publicly quoted on the OTCBB under the symbol "CWLC".


Forward Looking Statements:

Statements regarding financial matters in this press release other than historical facts are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The company intends that such statements about the company's future expectations, including future revenues and earnings, and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company's actual results may differ materially form the expected results.
SOURCE China Wireless Communication, Inc.


CONTACT:
Pete Racelis
Vice President
China Wireless Communication, Inc.
303.252.0258 Office


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